Exhibit 21 - Subsidiaries of the Registrant


     On December 31, 1997, at 11:59 p.m., the Registrant had three wholly-owned subsidiaries, all of which are included in the consolidated financial statements, as follows:


                                                       Organized Under the
          Name                                         Laws of


     New Penn Motor Express, Inc.                      Pennsylvania

     Arnold Transportation Services, Inc.              Pennsylvania

     MARIS, Inc.                                       Delaware